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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of report (Date of earliest event reported): February 26, 1999
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                              TII Industries, Inc.
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             (Exact name of Registrant as specified in its charter)




          Delaware                     1-8048                    66-0328885
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(State of Other Jurisdiction         (Commission                (IRS Employer
      of Incorporation)              File Number             Identification No.)




  1385 Akron Street, Copiague, New York                              11726
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(Address of Principal Executive Offices)                          (Zip Code)




Registrant's telephone number, including area code:  (516) 789-5000
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Item 2.  Acquisition or Disposition of Assets.

     On February 26, 1999, TII-Ditel, Inc. ("TII-Ditel"), an indirect subsidiary of TII Industries, Inc. ("TII Industries") engaged in the fiber optic business, entered into an Asset Purchase Agreement with DiTel, Inc., a wholly-owned subsidiary of Critchley Group, Inc. (the "Purchaser"), pursuant to which TII-Ditel sold, effective as of March 1, 1999, substantially all of its assets to the Purchaser in consideration of a sales price of approximately $5.3 million in cash, subject to certain post-closing adjustments, and the assumption of certain specified obligations related to the acquired assets. The Asset Purchase Agreement, which has been filed as Exhibit 2 to this report, was negotiated at arms' length. There is no relationship between the Purchaser and TII Industries, TII-Ditel or any affiliate, director or officer (or any associate of any such director or officer) of TII Industries or TII-Ditel.

     TII Industries announced the sale in a press release dated March 1, 1999, which has been filed as Exhibit 99.1 to this report.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


     (c)   Exhibits

           2 Asset Purchase Agreement, dated February 26, 1999, by and between TII-Ditel, Inc. and DiTel, Inc.

           99.1   Press Release, dated March 1, 1999.






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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 TII INDUSTRIES, INC.

Dated:  March 12, 1999           By:/s/ Paul G. Sebetic
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                                    Paul G. Sebetic
                                    Vice President-Finance and Chief Financial
                                    Officer


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                                 EXHIBITS INDEX

Exhibit
Number         Description
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2              Asset  Purchase  Agreement,  dated February 26, 1999, by and between TII-Ditel, Inc. and DiTel, Inc.

99.1           Press Release, dated March 1, 1999.